EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Steven A. Baffico, President of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8/30/19	/s/ Steven A. Baffico
Steven A. Baffico, President
(principal executive officer)

I, Tracy Dotolo, Treasurer, Principal Financial Officer and Principal Accounting Officer of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	8/30/19	/s/ Tracy Dotolo
Tracy Dotolo, Treasurer, Principal Financial Officer
and Principal Accounting Officer
(principal financial officer)